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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED



                             KEYSTONE PROPERTY TRUST
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS DECLARATION OF TRUST)



              MARYLAND                               84-1246585
      (STATE OF ORGANIZATION)           (I.R.S. Employer Identification Number)

  200 FOUR FALLS CORPORATE CENTER,                      19428
             SUITE 208                                (ZIP CODE)
         WEST CONSHOHOCKEN, PA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


If this Form relates to the                 If this Form relates to the
registration  of a class of                 registration of a class of
securities  pursuant  to                    securities  pursuant to
Section  12(b) of the  Exchange             Section  12(g) of the  Exchange
Act and is  effective  pursuant             Act and is  effective
to General  Instruction                     pursuant to General  Instruction
A.(c), please check the                     A.(d), please check the
following box  |X|                          following box

       SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES: 333-58971

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

      TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
      -------------------                      ------------------------------

9.125% SERIES D CUMULATIVE REDEEMABLE              NEW YORK STOCK EXCHANGE
Preferred Stock, PAR VALUE $.001 PER SHARE



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:  NONE.


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The information required by this Item 1 is set forth under the caption "Description of the Series D Preferred Stock" in the Registrant's prospectus supplement dated February 12, 2003 and under the caption "Description of Shares of Beneficial Interest - Preferred Shares" in the Registrant's prospectus dated September 4, 2002, as filed with the Commission under rule 424(b) on Form S-3 (Registration No. 333-58971), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.


ITEM 2.  EXHIBITS

         The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     KEYSTONE PROPERTY TRUST


February 18, 2003                    By:  /S/ TIMOTHY E. MCKENNA
                                           ----------------------------------
                                     Name:   Timothy E. McKenna
                                     Title:  Senior Vice President and Chief
                                             Financial Officer

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                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                                DESCRIPTION
-----------------    -----------------------------------------------------------
      4.1            Form of Articles Supplementary Establishing and Fixing the
                     Rights and Preferences of a Series of Shares of Preferred
                     Stock as 9.125% Series D Cumulative Redeemable Preferred
                     Stock, Liquidation Preference $25.00 Per Share, Par Value
                     $.001 Per Share (incorporated herein by reference to Exhibit 4.1 to Keystone Property Trust's Current Report on Form 8-K dated February 18, 2003).

      4.2 Form of Stock Certificate evidencing 9.125% Series D Cumulative Redeemable Preferred Stock of Keystone Property Trust, Liquidation Preference $25.00 Per Share, Par Value $.001 Per Share (incorporated herein by reference to Exhibit 4.2 to Keystone Property Trust's Current Report on Form 8-K dated February 18, 2003).

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